CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement"), is made and entered into as of this 13th day of June, 2003 by and between Speedemissions, Inc., a Georgia corporation ("SEM" or the "Company") and V2R, Inc., a Florida corporation ("V2R" or the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the consulting services of Consultant; and

WHEREAS, Consultant wish to provide the Company with consulting services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.    CONSULTING SERVICES

 The Company hereby authorizes, appoints and engages the Consultant to introduce and negotiate an acquisition of the Company by SKTF Enterprises, Inc. ("SKTF").

2.    TERM OF AGREEMENT

 This Agreement shall be in full force and effect as of the date hereof and extend for a period of two (2) months therefrom. The Company shall have the right to terminate this Agreement at any time in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the Consultant. Consultant shall have the right to terminate this Agreement at any time if the Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement. Other than as described herein, this Agreement can only be terminated in a writing signed by both parties.

3.  COMPENSATION TO CONSULTANT

The Consultant’s compensation for the Consulting Services shall be as follows:

(a)  Upon the successful closing of an acquisition of the Company by SKTF, SEM shall pay to The Lebrecht Group, APLC, as escrow agent for V2R, Inc., the sum of $225,000, of which $100,000 shall be paid in cash on the closing date of the acquisition, and $125,000 shall be paid in accordance with the terms of a promissory note as set forth in Exhibit "A" attached hereto (the "SEM Note").

4.  REPRESENTATIONS AND WARRANTIES OF CONSULTANTS

  Consultant represents and warrants to and agrees with the Company that:

Page 1 of 12

a.   This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

b.   The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant’s current employment.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents, warrants, covenants to and agrees with Consultants that:

a.   This Agreement has been duly authorized, and executed by the Company and is a binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

6.   INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.    NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to The Company:      Speedemissions, Inc.
c/o Richard A. Parlontieri
1029 Peachtree Parkway North, #310

Page 2 of 12

Peachtree City, Ga. 30269
Facsimile (___)

If to Consultant:     V2R, Inc.
2180 West State Road 434, Suite 6184
Longwood, FL 32779
Attn: President
Facsimile (718) 247-1852

8.    ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

9.    CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of Florida.

10.   ENTIRE AGREEMENT

 Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

11.      SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

12.      CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

Page 3 of 12

13.   COUNTERPARTS

 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

14.   MODIFICATION

 No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

15.   ATTORNEYS FEES

 Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"SEM"	"V2R"

Speedemissions, Inc.,	V2R, Inc.,
a Georgia corporation	a Florida corporation

/s/ Richard A. Parlontieri	/s/ Bahram Yusefzadeh
By: Richard A. Parlontieri	By: Bahram Yusefzadeh
Its: President	Its: Founder & Managing Director

Page 4 of 12

Speedemissions, Inc.

SECURED PROMISSORY NOTE

$125,000.00                                                                                                                                                 June 16, 2003

FOR VALUE RECEIVED, Speedemissions, Inc., a Georgia corporation, and its successors (the "Company"), hereby promises to pay to the order of The Lebrecht Group, APLC, as escrow agent for V2R, Inc., or assigns (the "Purchaser" or the "Holder"), in immediately available funds, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000.00). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Eastern Standard Time, on the earlier to occur of (unless such payment date is accelerated as provided in Section 3 hereof): (i) the closing of a round of equity or debt financing by SKTF (following the acquisition of the Company by SKTF) or the Company in an amount equal to $1,500,000 or more, in which event the entire principal and any unpaid accrued interest shall be due at the closing of said financing, (ii) beginning ninety (90) days after the effectiveness of a registration statement, assuming said effectiveness occurs prior to December 30, 2003 (the "Registration Effective Date") on Form S-1, SB-2, S-3, or similar form, for the purpose of an offering by SKTF (following the acquisition of the Company by SKTF), in any amount, in which event the principal and any accrued interest shall be due and payable in three (3) equal installments at ninety (90), one hundred fifty (150), and two hundred ten (210) days following the Registration Effective Date, or (iii) in the event the Company and/or SKTF is unable to raise at least $1,500,000 in equity or debt capital by December 30, 2003, then in three equal installments of principal and any accrued interest at January 1, 2004, April 1, 2004, and June 1, 2004. Payment of all amounts due hereunder shall be made at the address of the Purchaser provided for in Section 4 hereof. The Company further promises to pay interest at the rate of ten percent (10%) per annum on the outstanding principal balance hereof beginning on January 1, 2004, such principal and interest to be payable upon Maturity.

1.  PREPAYMENT . The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment.

2.   TRANSFERABILITY . This Note may be transferred by Holder, but shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder.

3.         DEFAULT . The occurrence of any one of the following events shall constitute an Event of Default:

(a)        The non-payment, when due, of any principal or interest pursuant to this Note;

(b)        The material breach of any representation or warranty in this Note. In the event the Purchaser becomes aware of a breach of this Section 3(b), the Purchaser shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

Page 5 of 12

(c)  The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(d)  The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Purchaser, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (c) or paragraph (d) hereof, all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

4.   NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day. Notices shall be given to the last known addresses on record for all parties.

5.       REPRESENTATIONS AND WARRANTIES . The Company hereby makes the following representations and warranties to the Purchaser:

(a)      Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the state of its formation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

Page 6 of 12

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company and the consummation by it of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Note when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)      Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

6.      CONSENT TO JURISDICTION AND SERVICE OF PROCESS . The Company consents to the jurisdiction of any court of the State of Florida and of any federal court located in Florida.

7.     GOVERNING LAW . THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

8.       ATTORNEYS FEES . In the event the Purchaser or any holder hereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Note, including reasonable attorney's fees, whether or not suit is instituted.

9.       CONFORMITY WITH LAW . It is the intention of the Company and of the Purchaser to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

Page 7 of 12

10.   SECURITY . This Note is secured by and entitled to the benefits of a certain Company Security Agreement (the "Company Security Agreement") dated as of even date herewith, among the Company and the Purchaser.

///

Page 8 of 12

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of June 16, 2003.

Speedemissions, Inc.,
a Georgia corporation

/s/ Richard A. Parlontieri

By: Richard A. Parlontieri
Its: President

COMPANY SECURITY AGREEMENT

Date: June 16, 2003

The undersigned (herein referred to as "Debtor") hereby agrees in favor of The Lebrecht Group, APLC, as escrow agent for V2R, Inc., or its lawful assigns (herein referred to as "Secured Party"), as follows:

1.  In consideration of the delivery of a promise to pay $125,000 under that certain Secured Promissory Note between Secured Party and Debtor of even date herewith (the "Agreement"), Debtor hereby grants to Secured Party a continuing security interest in, and Debtor hereby assigns to Secured Party the Collateral described in Exhibit A hereto, to secure the payment, performance and observance of the obligations of Debtor under the Agreement (the foregoing being herein referred to as the "Obligations"). Secured Party’s security in the Collateral as set forth herein shall be subordinated to any security interest of GCA Strategic Investment Fund, Ltd. existing as of the date hereof.

2.  Debtor warrants, represents and covenants that: ( a ) the chief executive office and other places of business of Debtor, the books and records relating to the Collateral and the Collateral will not change without prior written notice to and consent of Secured Party; ( b ) the Collateral is now, and at all times will be, owned by Debtor free and clear of all liens, security interest, claims and encumbrances, unless previously disclosed to Secured Party; ( c ) Debtor will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber, or otherwise dispose of or abandon, nor will Debtor suffer or permit any of the same to occur with respect to, any part or all of the Collateral, without prior written notice to Secured Party; ( d ) Debtor has made, and will continue to make payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against Debtor with respect to any of the Collateral; ( e ) Secured Party shall at all times have free access to and right of inspection of the Collateral and any records pertaining thereto; ( f ) at any time and from time to time, Debtor shall, at its sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uniform Commercial Code ("UCC"), applications for certificate of title and other papers, documents or instruments as may be requested by Secured Party in connection with this Security Agreement, and Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing statements or copies thereof of this Security Agreement with respect to the Collateral signed only by Secured Party.

3.  Each of the following events shall constitute an event of default ("Default") under this Security Agreement: ( a ) Debtor shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the terms and conditions of any Obligations; ( b ) the making or filing of any lien, levy, or execution on or seizure, attachment of or garnishment of, any Collateral; ( c ) Debtor shall become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors; ( d ) there shall be filed by or against any Obligor any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect; ( e ) the usual business of Debtor shall be terminated or suspended.

Page 10 of 12

4.  Upon the occurrence of any Default and at any time thereafter, Secured Party may, without notice to or demand upon Debtor, declare any Obligations immediately due and payable and Secured Party shall have all rights and remedies of a secured party under the UCC.

5.  Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein.) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors, or assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorses and assigns. This Security Agreement and the Obligations shall be governed in all respects by the laws of the State of Florida applicable to contracts executed and to be performed in such State. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed as of the date first above set forth.

"Debtor"                                                                                      "Secured Party"

Speedemissions, Inc.,             The Lebrecht Group, APLC, as escrow
a Georgia corporation                                                                    agent for V2R, Inc.,
                             a California Professional Law Corporation

_/s/ Richard A. Parlontieri___________        ___/s/ Brian A. Lebrecht,_________________
By: Richard A. Parlontieri             By: Brian A. Lebrecht, Esq.
Its: President                                                                                        Its: President

Page 11 of 12

EXHIBIT A

PROPERTY SUBJECT TO SECURITY INTEREST

With respect to Speedemissions, Inc., a Georgia corporation (the "Company"), the Collateral includes (i) all equipment, machinery, vehicles, furniture, tools, dies, jigs, and fixtures, and all attachments, accessions and equipment now or hereafter affixed thereto or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired (the "Equipment"); (ii) all raw materials, work in process, finished goods, and all other inventory (as defined in the Uniform Commercial Code) of whatsoever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of the Company’s right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired (the "Inventory"); (iii) all present and future accounts, contract rights, chattel paper, documents, instruments, trademarks, trade names, service names and general intangibles, whether now owned or hereafter acquired, the Company's interest in the goods represented thereby or described in copies of invoices delivered to the Company; all returned, reclaimed or repossessed goods with respect thereto; all rights and remedies of Debtor under or in connection with such collateral (the "Accounts"); (iv) all books, records and other property and general intangibles at any time relating to the Equipment, Inventory and Accounts ("Records"); and (v) all products and proceeds of the foregoing, in any form, including without limitation, any claims against third parties for loss or damage to or destruction of any or all of the Equipment, Inventory and Accounts (the "Proceeds").

Page 12 of 12